UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

YANKEE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8304743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA 01373

(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13, 2013, notice was given that the Notice of Redemption issued on May 24, 2013 (the “Notice of Redemption”) with respect to the $188 million in aggregate principal amount of 9.75% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) of The Yankee Candle Company, Inc. (the “Company”) was rescinded. Such Notice of Redemption was subject to the satisfaction of the Financing Condition (as defined in the Notice of Redemption). The Company informed holders of the Senior Subordinated Notes that the Financing Condition will not be satisfied on the Senior Subordinated Redemption Date (as defined in the Notice of Redemption). As a result, no Senior Subordinated Notes will be redeemed.

In addition, the Company announced that it has terminated the previously announced offering of $450.0 million of senior notes in a private placement transaction and that the Company does not intend to enter into a new term loan facility or to amend its asset-based credit facility, which were contemplated in connection with the consummation of the notes offering.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 13, 2013, regarding rescission of redemption notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YANKEE HOLDING CORP.

Dated: June 13, 2013	By:	/s/ Lisa K. McCarthy
Lisa K. McCarthy
Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 13, 2013